UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011
________________________
Libbey Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 31, 2011, Libbey Inc. (the “Company”) entered into new executive employment agreements (the “Employment Agreements” and each, an “Employment Agreement”) with certain officers, including the following named executive officers, Daniel P. Ibele, Richard I. Reynolds and Roberto B. Rubio (the “Named Executive Officers”). As previously disclosed, the Employment Agreements replace each officer's employment agreement that will expire on December 31, 2011. Each Agreement is effective as of January 1, 2012 and continues until December 31, 2012, and will be extended for successive one-year periods unless either party gives notice of non-renewal by September 30 of the then-current term.

The Employment Agreements provide for the payment of an annual base salary, eligibility for an annual cash incentive under the Company's Senior Management Incentive Plan based on actual performance, eligibility for long-term incentive awards under the Company's long-term incentive plan, and participation in other benefit programs generally available to other officers or salaried employees, including, but not limited to, the Libbey Inc. Retirement Savings Plan, the Libbey Inc. Executive Deferred Compensation Plan, and financial planning and tax services capped annually at $20,000 and $15,000, respectively. Under the Agreements, the annual base salaries for the Named Executive Officers are as follows: Mr. Ibele, $312,000, Mr. Reynolds, $464,136, and Mr. Rubio, $444,168.

The Employment Agreements provide that in the event of death or disability, in addition to any accrued compensation payable at the date of termination, the officers will receive an annual incentive pro rated at target through the date of termination, long-term incentive compensation pro rated at target through the date of termination and pro rata vesting of stock options and restricted stock units.

The Employment Agreements provide that upon a termination by the Company without Cause (as defined in the Employment Agreements and set forth below) or by an officer for Good Reason (as defined in the Employment Agreements and set forth below), in addition to any accrued compensation payable at the date of termination, the officer will receive (i) severance in an amount equal to the greater of (A) one times base salary plus target bonus or (B) the amount of severance such officer would be entitled to under the Company's severance policy; (ii) pro rata annual incentive for the year of termination based on actual performance; (iii) pro rata long term incentive compensation based on actual performance; (iv) accelerated vesting of any time-vested equity awards that would have otherwise vested within one year of the date of termination; (v) continuation of medical and life insurance benefits for 12 months after termination or until such officer receives medical and/or life insurance coverage through a future employer, if earlier than 12 months; and (vi) executive level outplacement services paid by the Company.

As defined in the Employment Agreements, “Cause” means (i) the officer's willful and continued failure (other than as a result of incapacity due to physical or mental illness or after the officer issues a notice of termination for Good Reason) to substantially perform his or her duties, after the Board of Directors delivers to the officer a written demand for substantial performance that specifically identifies the manner in which the Board believes that he or she has not substantially performed his or her duties; (ii) the officer's willful and continued failure (other than as a result of incapacity due to physical or mental illness or after issuance of a notice of termination for Good Reason) to substantially follow and comply with the specific and lawful directives of the Board of Directors, as reasonably determined by the Board, after the Board delivers to the officer a written demand that specifically identifies the manner in which the Board believes that he or she has not substantially followed or complied with the directives of the Board; (iii) the officer's commission of an act of fraud or dishonesty that results in harm to the Company or the failure to comply with a material Company policy or code of conduct as in effect from time to time; (iv) the officer's material breach of any material obligation under the Employment Agreement or any other written agreement between the officer and the Company; or (v) the officer's willful engagement in illegal conduct or gross misconduct that causes harm to the Company.

As defined in the Employment Agreements, “Good Reason” means (i) the officer ceases to be an officer of the Company (and with respect to Mr. Reynolds, ceases to be an officer of the Company reporting to the chief executive officer); (ii) a reduction of the officer's base salary that is not applicable to other officers in the same or similar manner; (iii) a material reduction of the officer's incentive compensation opportunity that is not applicable to all other officers in the same or similar manner; (iv) a reduction or elimination of an executive benefit or an employee benefit and the reduction is not applicable to all other officers in the same or similar manner; (v) the Company materially breaches the Employment Agreement and does not remedy such breach prior to the expiration of 60 days after receipt of written notice of the breach given by the officer to the Company; or (vi) the Company exercises its right not to extend the term of an Employment Agreement beyond the then current term, unless the Company concurrently exercises its right not to renew the Employment Agreements in effect with the other officers of the Company.

Each officer executing an Employment Agreement will not be party to a separate Change in Control Agreement. The Employment Agreements provide that upon a termination by the Company without Cause or a termination by the officer for Good Reason within two years following a Change in Control (as defined in the Employment Agreement) or if a Change in Control occurs within six months following a termination by the Company without Cause or a termination by the officer for Good Reason, the officer will receive all of the benefits he or she would have received upon a termination by the Company without Cause or a termination by the officer for Good Reason, except that: the severance benefit will be two times salary plus target bonus (rather than one time as set forth above) and will be paid in a lump sum rather than installments (subject to compliance with Section 409A of the Internal Revenue Code); the continuation of medical and life insurance benefits will be for 18 months after termination or until such officer receives medical and/or life insurance coverage through a future employer, if earlier than 18 months; the executive level outplacement services paid by the Company will be in an amount not to exceed 15% of the officer's base salary; and the officer will receive financial planning services paid by the Company in an amount not to exceed $10,000. The officers will not receive any gross-up if any of these payments constitute excess parachute payments under Section 280G of the Internal Revenue Code.

The Employment Agreements do not provide for any separation pay upon voluntary resignation or retirement.

Any benefits payable under an Employment Agreement after termination will be conditioned on the officer executing a release of claims against the Company.

The Employment Agreements provide for perpetual confidentiality and non-disparagement provisions post-termination and provide for covenants against competition with the Company and solicitation of the Company's employees and customers for 12 months following termination.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Form of Executive Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1    Form of Executive Employment Agreement effective January 1, 2012 (as to Messrs. Ibele and Rubio).

10.2     Form of Executive Employment Agreement effective January 1, 2012 (as to Mr. Reynolds).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBBEY INC. Registrant
Date: November 3, 2011	By:	/s/ Susan Allene Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description

10.1	Form of Executive Employment Agreement effective January 1, 2012 (as to Messrs. Ibele and Rubio).

10.2	Form of Executive Employment Agreement effective January 1, 2012 (as to Mr. Reynolds).